UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 17, 2009

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(775) 832-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 17, 2009, PDL BioPharma, Inc. (“PDL”) received a letter from the Nasdaq Stock Market notifying the company that it no longer complies with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350, which requires PDL to have an audit committee composed of at least three independent directors. As a result of the December 2008 spin-off of its biotechnology operations into Facet Biotech Corporation, three of the seven directors serving on PDL’s board resigned and became directors of Facet, with the result that PDL was left with only two independent directors serving on its audit committee.

Nasdaq Marketplace Rule 4350 provides a cure period for restoring compliance with the audit committee requirements, which cure period extends until June 16, 2009, unless the 2009 annual stockholder meeting is held after such date in which case the period extends until the date of such meeting. During this period, PDL’s common stock will continue to trade on Nasdaq subject to continued compliance with other listing requirements.

PDL is actively seeking additional qualified candidates to serve on its board of directors, including its audit committee, and fully expects to regain compliance with the audit committee requirement within the cure period.

In accordance with Nasdaq Marketplace Rule 4803(a), PDL has issued a public announcement concerning the foregoing, a copy of which is attached hereto as Exhibit 99.1, and the information contained therein is incorporated by reference into this Item 3.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, issued by PDL BioPharma, Inc. on February 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2009	PDL BioPharma, Inc.

	By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by PDL BioPharma, Inc. on February 18, 2009.

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